Sales Report:Supplement No. 47 dated Oct 04, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 419320
This series of Notes was issued and sold upon the funding of the borrower loan #44646, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%	Auction start date:	Sep-20-2010
				Auction end date:	Sep-27-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$67.85
Final lender yield:	21.00%	Final borrower rate/APR:	22.00% / 25.83%	Final monthly payment:	$57.29

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	37.79%
Lender servicing fee:	1.00%	Estimated return:	-16.79%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jun-1999	Debt/Income ratio:	12%
Credit score:	600-619 (Sep-2010)	Inquiries last 6m:	16	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	12 / 6	Length of status:	15y 4m
Amount delinquent:	$121	Total credit lines:	66	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,263	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Bankcard utilization:	77%
		Homeownership:	No
Screen name:	george5o	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	19 ( 100% )	600-619 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	560-579 (Jul-2008) 560-579 (Jun-2008)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	19
Description
Pay off 3 credit cards
Purpose of loan:
This loan will be used to pay off 3 high interest credit cards?.

?My financial situation:
I am a good candidate for this loan because I have a very stable job working at IBM. I pay all my bills on time as you can see, I hade 1 loan with prosper??that I was never late and paid off early. My credit score is low because of unforeseen?medical bills from my son's passing away 4 years ago.

Monthly net income: $ 4100

Monthly expenses: $?2350
??Housing: $?1000
??Insurance: $?100
??Car expenses: $ 450
??Utilities: $ 300
??Phone, cable, internet: $?100
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

thankful-nickel2	$25.00	$25.00	9/25/2010 4:19:58 PM
principal-lion	$50.00	$50.00	9/26/2010 2:02:53 PM
Feyenoord	$25.00	$25.00	9/26/2010 8:33:52 PM
jchurchi	$50.00	$50.00	9/27/2010 6:53:43 AM
WonByOne	$25.00	$25.00	9/27/2010 12:47:59 AM
Catz_aplenty	$25.00	$25.00	9/27/2010 7:46:04 AM
portfolio-turbine	$25.00	$25.00	9/27/2010 7:08:01 AM
lively-exchange	$38.07	$38.07	9/27/2010 7:23:36 AM
kf88	$30.00	$30.00	9/27/2010 9:06:36 AM
fireferd	$40.00	$40.00	9/27/2010 9:03:49 AM
brightest-dignified-penny	$25.00	$25.00	9/27/2010 10:30:18 AM
Starfin-Capital-Management	$50.00	$50.00	9/27/2010 9:35:52 AM
hillerod	$25.00	$25.00	9/27/2010 10:46:10 AM
Happyhourcomics	$25.00	$25.00	9/27/2010 11:37:42 AM
feb217	$40.00	$40.00	9/27/2010 1:45:33 PM
AF-Chief	$35.00	$35.00	9/27/2010 1:59:24 PM
alexgalt	$100.00	$100.00	9/20/2010 2:40:12 PM
IrrationalPi	$25.00	$25.00	9/23/2010 7:08:52 AM
marwadi-62	$300.00	$244.25	9/25/2010 12:30:16 PM
Gandalf0001	$25.00	$25.00	9/25/2010 11:42:28 AM
thorough-capital799	$100.00	$100.00	9/26/2010 3:01:15 AM
dslobbs	$25.00	$25.00	9/26/2010 11:10:39 AM
niq4soccer	$25.00	$25.00	9/26/2010 12:31:35 PM
ralf206	$25.00	$25.00	9/26/2010 4:17:17 PM
340	$56.02	$56.02	9/26/2010 5:01:30 PM
kwan	$25.00	$25.00	9/26/2010 6:09:07 PM
debt-legend	$25.00	$25.00	9/27/2010 8:47:28 AM
farchoir	$25.00	$25.00	9/27/2010 8:04:51 AM
Leshan	$66.66	$66.66	9/27/2010 8:20:19 AM
wild-orange	$25.00	$25.00	9/27/2010 8:41:50 AM
courteous-note1	$25.00	$25.00	9/27/2010 8:50:52 AM
dstolars	$25.00	$25.00	9/27/2010 10:29:26 AM
congardner1	$25.00	$25.00	9/27/2010 11:55:48 AM
The-Lighthouse-Group	$25.00	$25.00	9/27/2010 2:07:35 PM
DasMula	$25.00	$25.00	9/27/2010 2:15:04 PM
Chewbaca	$25.00	$25.00	9/27/2010 2:20:55 PM
kinetic-social	$25.00	$25.00	9/27/2010 2:31:47 PM
37 bids
Borrower Payment Dependent Notes Series 476310
This series of Notes was issued and sold upon the funding of the borrower loan #44630, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,800.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-21-2010
				Auction end date:	Sep-28-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$115.06
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$115.06

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-2003	Debt/Income ratio:	15%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	6y 7m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$2,364	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	39%
		Homeownership:	No
Screen name:	unique-value	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Just Trying To Keep My Children
Purpose of loan: This loan will be used as an emergency loan to help with a pending divorce and child custody legal fees.? I am the custodial parent of two children, 6 years old and 22 months.? With your help, this will?be the jump start?in ensuring that the two of them are taken care of for any emergencies that may arise during the pending process.? Additionally, it would also help keep me on track financially.? This will allow me to?continue paying down?student loans?in a timely fashion?without becoming a delinquent borrower.? Also, I'm trying to develop a better credit score which will benefit my family overall in the long run.? I am looking for an unsecured personal loan in the amount of $2800.00 with a term of 36 months or less.? Your?assistance in this matter would be greatly appreciated.

My financial situation:? I am a good candidate for this loan because I have been working full time for the same company for the past six years and seven months.? Having worked for the same employer for close to seven years has helped?allow me the ability to pay bills on time on a monthly?basis and keep any bills I have had from being delinquent for?close to seven?years now.? I'm really hoping that should I be approved for this loan that it help towards bettering my credit score by paying it off sooner than the 36 month period.? Again, your help with my current emergent situation would be greatly appreciated.

Monthly net income: $ 4600

Monthly expenses: $ 4070
??Housing: $ 1330
??Insurance: $ 100
??Car expenses: $ 110
??Utilities: $ 90
??Phone, cable, internet: $ 150
??Food, entertainment: $ 140
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 1500
??Other expenses: $ 500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$50.00	$50.00	9/21/2010 3:21:42 PM
6moonbeams	$25.00	$25.00	9/21/2010 3:22:12 PM
bid-czar8	$100.00	$41.90	9/21/2010 3:28:24 PM
tech310	$50.00	$50.00	9/21/2010 3:26:40 PM
Comoparklender	$40.00	$40.00	9/21/2010 3:25:40 PM
musegaze	$100.00	$100.00	9/21/2010 3:27:57 PM
penny-plato	$25.00	$25.00	9/22/2010 5:04:18 AM
FinDoc	$25.00	$25.00	9/23/2010 8:23:45 PM
mjosa	$25.00	$25.00	9/24/2010 4:29:58 PM
agbullet55443	$100.00	$100.00	9/25/2010 8:58:06 PM
precious-coin3	$25.00	$25.00	9/27/2010 2:48:57 PM
bold-principal-thinker	$25.00	$25.00	9/27/2010 2:54:00 PM
EngineersAlliance	$100.00	$100.00	9/27/2010 3:23:31 PM
attractive-fund	$50.00	$50.00	9/27/2010 3:32:49 PM
hamster	$26.31	$26.31	9/27/2010 6:51:29 PM
willinvest	$25.00	$25.00	9/27/2010 6:25:27 PM
goodhearted-basis4	$25.00	$25.00	9/27/2010 11:53:52 PM
mobius_titan	$25.00	$25.00	9/28/2010 12:14:54 AM
glenium	$25.00	$25.00	9/28/2010 3:03:56 AM
Moneypenny6	$25.00	$25.00	9/28/2010 7:02:52 AM
bold-attentive-listing	$25.00	$25.00	9/28/2010 9:27:12 AM
108lender	$100.00	$100.00	9/28/2010 8:50:58 AM
rf7949	$25.00	$25.00	9/28/2010 8:51:50 AM
ttnk62918	$25.00	$25.00	9/28/2010 11:26:57 AM
klemer	$25.00	$25.00	9/28/2010 11:07:20 AM
skillful-asset5	$30.00	$30.00	9/28/2010 2:21:10 PM
systematic-fairness1	$50.00	$50.00	9/28/2010 12:12:28 PM
Land_on_your_feet	$55.00	$55.00	9/28/2010 1:53:08 PM
johnk317	$25.00	$25.00	9/28/2010 2:09:40 PM
Nerdster1	$25.01	$25.01	9/28/2010 2:22:33 PM
ultimate-peace	$150.00	$150.00	9/28/2010 2:32:52 PM
entertaining-greenback2	$31.24	$31.24	9/28/2010 2:39:37 PM
handshake5	$25.00	$25.00	9/21/2010 3:22:00 PM
kulender	$50.00	$50.00	9/21/2010 3:20:53 PM
simplelender80	$250.00	$250.00	9/21/2010 3:24:14 PM
AlexTrep	$25.00	$25.00	9/21/2010 3:27:25 PM
mercuriant	$25.00	$25.00	9/21/2010 7:29:33 PM
healingangel22	$25.00	$25.00	9/22/2010 11:45:35 AM
Whipster	$50.00	$50.00	9/24/2010 4:47:58 PM
SqueezeKing	$25.00	$25.00	9/25/2010 10:50:33 PM
TakeCare	$50.00	$50.00	9/27/2010 1:00:37 PM
ElbowToast	$40.00	$40.00	9/27/2010 2:58:16 PM
Dowanhill	$50.00	$50.00	9/27/2010 3:02:56 PM
One_Lolo	$25.00	$25.00	9/27/2010 3:23:15 PM
nethosters	$25.00	$25.00	9/27/2010 3:49:12 PM
loyalist1	$50.00	$50.00	9/27/2010 3:50:45 PM
worthy-bid4	$25.00	$25.00	9/27/2010 5:01:21 PM
jclegacy	$35.21	$35.21	9/27/2010 8:35:14 PM
dudebrah	$25.00	$25.00	9/27/2010 7:34:36 PM
Starfin-Capital-Management	$50.00	$50.00	9/27/2010 9:07:50 PM
selfmademan	$25.00	$25.00	9/28/2010 12:02:46 AM
satisfying-deal5	$100.00	$100.00	9/28/2010 12:33:53 AM
capital-kingdom	$50.00	$50.00	9/28/2010 6:08:17 AM
Bank_of_E-Ville	$25.00	$25.00	9/28/2010 8:47:37 AM
CaliforniaSun	$25.00	$25.00	9/28/2010 8:55:09 AM
leverage-monger	$31.00	$31.00	9/28/2010 9:11:18 AM
Leshan	$33.33	$33.33	9/28/2010 7:15:51 AM
Bob450	$25.00	$25.00	9/28/2010 7:47:38 AM
magnificent-asset3	$25.00	$25.00	9/28/2010 9:59:16 AM
prudent-dough	$25.00	$25.00	9/28/2010 11:02:49 AM
new-social-economist	$50.00	$50.00	9/28/2010 12:01:39 PM
gothampark	$25.00	$25.00	9/28/2010 1:35:13 PM
just-trade0	$36.00	$36.00	9/28/2010 3:07:30 PM
icon7	$25.00	$25.00	9/28/2010 3:04:21 PM
AM2171	$25.00	$25.00	9/28/2010 3:06:46 PM
farchoir	$25.00	$25.00	9/28/2010 3:07:21 PM
66 bids
Borrower Payment Dependent Notes Series 476466
This series of Notes was issued and sold upon the funding of the borrower loan #44665, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-22-2010
				Auction end date:	Sep-28-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$102.73
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$102.73

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1984	Debt/Income ratio:	4%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	62y 1m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	steady-truth7	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto loan
Purpose of loan:
This loan will be used to buy an automobile from a private party

My financial situation:
I am a good candidate for this loan because I work and will be receiving Social Security in October. We had to file bankruptcy last year for my husbands medical expenses. Monthly net income: $ 2100.00

Monthly expenses: $
??Housing: $ 545.00...we DO own our home
??Insurance: $ 40.00
??Car expenses: $ 120.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 0
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$250.00	$250.00	9/22/2010 12:31:46 PM
6moonbeams	$25.00	$25.00	9/22/2010 12:31:24 PM
handshake5	$25.00	$25.00	9/22/2010 12:31:21 PM
AlexTrep	$25.00	$25.00	9/22/2010 12:32:16 PM
Comoparklender	$40.00	$40.00	9/22/2010 2:41:21 PM
consummate-loyalty1	$100.00	$100.00	9/22/2010 3:14:38 PM
agiovasil	$25.00	$25.00	9/22/2010 4:59:14 PM
patriot897	$25.00	$25.00	9/23/2010 4:13:31 AM
villagers	$25.00	$25.00	9/23/2010 11:48:11 AM
frogperson	$100.00	$100.00	9/23/2010 9:39:07 AM
musegaze	$100.00	$100.00	9/23/2010 4:20:56 PM
AF-Chief	$25.00	$25.00	9/24/2010 7:32:28 AM
daekpon	$25.00	$25.00	9/24/2010 1:07:07 PM
best-ingenious-funds	$25.00	$25.00	9/24/2010 3:25:34 PM
exchange-dreams	$25.00	$25.00	9/24/2010 8:17:49 PM
dRatedOnly	$25.00	$25.00	9/27/2010 3:18:16 AM
papaloha	$25.00	$25.00	9/27/2010 1:10:33 PM
ferocious-exchange3	$50.00	$50.00	9/27/2010 3:03:57 PM
Speculator	$50.00	$50.00	9/27/2010 3:57:36 PM
Jloaner	$100.00	$59.81	9/27/2010 4:00:38 PM
hamster	$28.00	$28.00	9/27/2010 7:15:58 PM
wwwUniversal	$25.00	$25.00	9/28/2010 12:40:01 AM
tech310	$50.00	$50.00	9/22/2010 12:32:06 PM
kulender	$50.00	$50.00	9/22/2010 12:30:50 PM
transaction-circuit	$50.00	$50.00	9/22/2010 12:31:17 PM
vine99	$40.00	$40.00	9/22/2010 8:35:52 PM
money-bauble	$50.00	$50.00	9/23/2010 4:13:32 AM
dollardave	$100.00	$100.00	9/23/2010 9:26:45 AM
EBITDA	$25.00	$25.00	9/23/2010 12:50:16 PM
danthemon35	$25.00	$25.00	9/23/2010 2:20:57 PM
bid-czar8	$25.00	$25.00	9/23/2010 2:54:40 PM
SolarMoonshine	$25.00	$25.00	9/23/2010 5:58:55 PM
sfmf	$25.00	$25.00	9/24/2010 11:47:13 AM
rescue	$100.00	$100.00	9/24/2010 12:59:32 PM
asiaratt	$50.00	$50.00	9/24/2010 3:28:00 PM
a-bountiful-trade	$25.00	$25.00	9/24/2010 3:59:37 PM
bountiful-durability	$50.02	$50.02	9/24/2010 7:12:30 PM
108lender	$100.00	$100.00	9/25/2010 10:54:24 AM
ingenious-deal6	$25.00	$25.00	9/25/2010 12:23:20 PM
feb217	$32.17	$32.17	9/25/2010 8:35:06 PM
SqueezeKing	$25.00	$25.00	9/25/2010 10:50:41 PM
RebuildALife	$25.00	$25.00	9/26/2010 2:12:20 PM
b-rent	$25.00	$25.00	9/27/2010 2:50:54 PM
important-openness1	$100.00	$100.00	9/27/2010 3:03:28 PM
bill-mushroom	$25.00	$25.00	9/27/2010 2:55:05 PM
gold-channel2	$50.00	$50.00	9/27/2010 3:03:45 PM
interstellar	$50.00	$50.00	9/27/2010 3:45:17 PM
mla	$25.00	$25.00	9/27/2010 4:00:14 PM
jubilant-auction5	$25.00	$25.00	9/27/2010 4:00:17 PM
dudebrah	$25.00	$25.00	9/27/2010 7:38:21 PM
EngineersAlliance	$150.00	$150.00	9/27/2010 7:43:32 PM
MrRooster101	$25.00	$25.00	9/28/2010 12:02:58 AM
52 bids
Borrower Payment Dependent Notes Series 474919
This series of Notes was issued and sold upon the funding of the borrower loan #44643, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.6%	Auction start date:	Sep-20-2010
				Auction end date:	Sep-27-2010

Starting lender yield:	7.25%	Starting borrower rate/APR:	8.25% / 8.59%	Starting monthly payment:	$125.81
Final lender yield:	7.00%	Final borrower rate/APR:	8.00% / 8.34%	Final monthly payment:	$125.35

Auction yield range:	2.79% - 7.25%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jun-1995	Debt/Income ratio:	10%
Credit score:	780-799 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 9	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,601	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	8%
		Homeownership:	Yes
Screen name:	Ackadamius	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to Hire Contractors
Purpose of loan:
This loan will be used to hire contractors for an long overdo project that need to be done by the end of the year.

My financial situation:
I am a good candidate for this loan because my total bills only take 40% of my income and i have very little revolving debt.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

F_r_e_d_s__B_a_n_k	$50.00	$50.00	9/20/2010 3:05:05 PM
penny-finder	$40.00	$40.00	9/21/2010 8:54:20 AM
CapitalEnterprise	$30.00	$30.00	9/21/2010 5:11:54 PM
clean-fund	$25.00	$25.00	9/21/2010 5:17:59 PM
RandyL3	$25.00	$25.00	9/21/2010 4:32:46 PM
Joshua_E	$25.00	$25.00	9/22/2010 7:50:28 AM
dsav607	$43.18	$43.18	9/22/2010 8:31:15 AM
betula	$25.00	$25.00	9/22/2010 10:12:56 AM
bornsucka	$25.00	$25.00	9/22/2010 5:48:30 PM
dollardave	$100.00	$100.00	9/23/2010 9:24:05 AM
TomDalonajay	$25.00	$25.00	9/23/2010 9:34:28 AM
outofoffice	$50.00	$50.00	9/23/2010 1:30:20 PM
pumped130	$25.00	$25.00	9/23/2010 5:00:17 PM
fakejamaican	$25.00	$25.00	9/23/2010 6:39:38 PM
Lotsofbears	$25.00	$25.00	9/24/2010 12:05:05 PM
Castelj	$27.00	$27.00	9/24/2010 2:44:33 PM
Shelby2082	$25.00	$25.00	9/24/2010 2:53:32 PM
OoM	$25.00	$25.00	9/24/2010 3:43:14 PM
arenangelchild	$76.80	$76.80	9/24/2010 5:17:58 PM
RichDadPoorDad	$25.00	$25.00	9/25/2010 2:03:31 AM
gsd	$25.00	$25.00	9/25/2010 2:19:51 AM
Jollyrancher	$300.00	$300.00	9/25/2010 7:57:55 AM
Richmp412	$25.00	$25.00	9/25/2010 7:18:00 AM
SARMAR	$50.00	$50.00	9/25/2010 9:54:41 AM
Kelor99	$25.00	$25.00	9/25/2010 10:02:25 AM
Cliffie83	$37.16	$37.16	9/25/2010 2:02:26 PM
Bodyboard	$36.00	$36.00	9/25/2010 2:40:39 PM
Dollars4Rent	$25.00	$25.00	9/25/2010 3:51:56 PM
JerryB96	$25.00	$25.00	9/25/2010 4:46:56 PM
senior1	$25.00	$25.00	9/25/2010 7:32:20 PM
one-midas	$25.00	$25.00	9/25/2010 9:31:54 PM
gizmo65	$25.00	$25.00	9/25/2010 9:57:45 PM
statenisland51	$25.00	$25.00	9/26/2010 9:14:27 AM
goldsun	$25.00	$25.00	9/26/2010 9:17:14 AM
exchange-squirrel	$25.00	$25.00	9/26/2010 4:07:03 PM
llequire1	$48.88	$48.88	9/26/2010 10:39:54 PM
trade-elm	$30.00	$30.00	9/27/2010 9:30:04 AM
mflawyer	$200.00	$200.00	9/27/2010 10:01:51 AM
REITRUST	$25.00	$25.00	9/27/2010 10:16:59 AM
GBlack	$25.00	$25.00	9/27/2010 10:30:05 AM
moneytolend72	$25.00	$25.00	9/27/2010 10:06:04 AM
RememberToForget	$50.00	$50.00	9/27/2010 11:16:32 AM
Loansforlife	$25.00	$25.00	9/27/2010 12:34:04 PM
ethicalhumanist	$50.00	$50.00	9/27/2010 12:42:49 PM
dontscrewmeover1	$25.00	$25.00	9/20/2010 2:40:29 PM
blot44	$25.00	$25.00	9/20/2010 2:41:39 PM
ujiba	$25.00	$25.00	9/20/2010 2:41:36 PM
turbospeed	$25.00	$25.00	9/20/2010 2:47:41 PM
6moonbeams	$100.00	$100.00	9/20/2010 2:54:59 PM
tomjac2000	$25.00	$25.00	9/20/2010 3:01:25 PM
RandyL3	$25.00	$25.00	9/20/2010 2:53:25 PM
Bank_Of_XL	$25.00	$25.00	9/20/2010 4:18:40 PM
socal-lender	$25.00	$25.00	9/20/2010 5:58:15 PM
interstellar	$50.00	$50.00	9/20/2010 11:44:18 PM
JedClampett	$75.00	$27.69	9/20/2010 8:23:16 PM
thoestoe	$25.00	$25.00	9/20/2010 9:03:38 PM
octoberfresh	$25.00	$25.00	9/21/2010 7:59:58 AM
swingkid	$100.00	$100.00	9/21/2010 6:17:38 AM
PBanker	$25.00	$25.00	9/22/2010 5:48:28 PM
zdaddy3	$25.00	$25.00	9/23/2010 12:00:17 PM
dajen1	$50.00	$50.00	9/23/2010 1:42:27 PM
vollynet	$40.00	$40.00	9/23/2010 6:37:25 PM
Lender0307	$25.00	$25.00	9/23/2010 10:24:28 PM
wam37	$25.00	$25.00	9/24/2010 4:46:04 AM
TigerForce	$25.00	$25.00	9/24/2010 1:56:43 PM
triumphant-bonus	$50.00	$50.00	9/24/2010 3:13:10 PM
myextracash	$25.00	$25.00	9/24/2010 3:02:28 PM
qkinger	$50.00	$50.00	9/24/2010 3:11:49 PM
kleinbrak	$25.00	$25.00	9/24/2010 5:47:43 PM
swissbanker	$50.00	$50.00	9/24/2010 9:18:31 PM
tedi-tif	$50.00	$50.00	9/25/2010 8:58:07 AM
TheWainer	$25.00	$25.00	9/25/2010 11:15:25 AM
mwb	$25.00	$25.00	9/25/2010 9:52:31 AM
marwadi-62	$300.00	$300.00	9/25/2010 12:30:58 PM
FundMaker	$25.00	$25.00	9/25/2010 12:26:00 PM
gilbrear	$25.00	$25.00	9/25/2010 2:52:33 PM
wwwUniversal	$25.00	$25.00	9/25/2010 1:53:02 PM
Dollars4Rent	$25.00	$25.00	9/25/2010 3:51:37 PM
myworld701	$25.00	$25.00	9/26/2010 8:20:49 AM
grotheik	$38.29	$38.29	9/26/2010 10:18:21 AM
dollarsforrent	$50.00	$50.00	9/26/2010 1:14:07 PM
gjm6d	$25.00	$25.00	9/26/2010 11:41:26 AM
HealthAndSafety	$100.00	$100.00	9/26/2010 5:34:18 PM
ray1051	$75.00	$75.00	9/27/2010 5:40:55 AM
established-hope5	$25.00	$25.00	9/26/2010 10:01:42 PM
eastindianprince	$25.00	$25.00	9/27/2010 1:48:35 AM
prainvestment	$50.00	$50.00	9/27/2010 8:38:52 AM
GTMoneyMan	$25.00	$25.00	9/27/2010 6:47:01 AM
TakeCare	$50.00	$50.00	9/27/2010 10:20:40 AM
ryan6853	$25.00	$25.00	9/27/2010 9:23:13 AM
cathmorcorvus	$50.00	$50.00	9/27/2010 10:38:48 AM
uarewhatuthink	$25.00	$25.00	9/27/2010 12:34:06 PM
blindtaxidriver	$25.00	$25.00	9/27/2010 12:34:50 PM
uunter	$50.00	$50.00	9/27/2010 12:34:01 PM
94 bids
Borrower Payment Dependent Notes Series 475979
This series of Notes was issued and sold upon the funding of the borrower loan #44659, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-17-2010
				Auction end date:	Sep-24-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$201.91
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$201.91

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1996	Debt/Income ratio:	39%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	8y 10m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$57,414	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	93%
		Homeownership:	Yes
Screen name:	helpful-justice5	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating and paying off!
Purpose of loan:
This loan will be used to? pay off 2 credit cards and finish a home repair project that will increase the appraisal amount of my home. I can then refinance and get out from under the high interest card debt.?? Thank you to everyone that bid on my previous listings.? I think I started my listings too high so I have come down.? This loan is very important to me to get in a position to make extra payments and get the credit balances down and get my credit score up.? I welcome any questions from lenders and am grateful for the consideration.
My financial situation:
I am a good candidate for this loan because? I have been employed at the same?job for 9 years, expecting a pay increase and will be able to pay this loan off in less than the required time.? Income is listed but does not include spouses income of 3000.00 net monthly that goes to bills also.? The loan will allow me to pay off 2 cards and put those payments towards a card that will still have a?balance.? I will also be replacing a 30 year old hot water heater and finishing a laundry room.?? After the first of the year I will be able to make a significant payment on the visa balance.? I made a large payment a year or so ago and when I did, Bank of America lowered the limit the same amount as the payment without explanation.? I had never missed a payment with them.? Before the limit was lowered and our "used credit" number shot up our credit score was sitting at 790.?? I? have never missed a payment on anything or defaulted on any loan.?? My goal is to increase my credit score, to raise the value of my home and to start the journey of getting out from under this debt and staying out of debt?and the stress it brings.?

Monthly net income: $ 2450.00

Monthly expenses: $
??Housing: $ 850.00
??Insurance: $ 45.00
??Car expenses: $?600
??Utilities: $?250
??Phone, cable, internet: $ 65
??Food, entertainment: $?300
??Clothing, household expenses $?60
??Credit cards and other loans: $700?
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

contract-happiness1	$25.00	$25.00	9/17/2010 3:00:03 PM
simplelender80	$65.98	$65.98	9/17/2010 3:00:37 PM
musegaze	$100.00	$100.00	9/17/2010 3:04:45 PM
handshake5	$25.00	$25.00	9/17/2010 3:02:07 PM
kulender	$50.00	$50.00	9/18/2010 6:38:41 AM
greenback-amplifier	$25.00	$25.00	9/18/2010 2:14:28 PM
Whipster	$50.00	$50.00	9/18/2010 7:59:00 PM
papaloha	$25.00	$25.00	9/19/2010 6:34:23 PM
happyaric	$50.00	$50.00	9/19/2010 8:10:12 PM
yomanie	$50.00	$50.00	9/20/2010 10:32:10 AM
AF-Chief	$25.00	$25.00	9/20/2010 10:28:03 AM
finance-prescription	$50.00	$50.00	9/20/2010 12:15:03 PM
danthemon35	$25.00	$25.00	9/20/2010 12:54:52 PM
agiovasil	$25.00	$25.00	9/20/2010 8:17:33 PM
AlexTrep	$25.00	$25.00	9/21/2010 9:35:27 AM
sfmf	$25.00	$25.00	9/21/2010 12:59:47 PM
burrito6	$25.00	$25.00	9/21/2010 3:12:02 PM
villagers	$25.00	$25.00	9/21/2010 7:23:46 PM
Ocean713	$49.53	$49.53	9/22/2010 12:08:23 PM
GElender	$25.00	$25.00	9/22/2010 12:08:38 PM
jubilant-auction5	$25.00	$25.00	9/22/2010 11:08:30 AM
loan-kung-fu	$50.00	$50.00	9/22/2010 12:32:58 PM
finance-magma7	$31.50	$31.50	9/22/2010 1:04:16 PM
helping-out	$50.00	$50.00	9/22/2010 2:28:31 PM
treasure-bliss	$50.00	$50.00	9/22/2010 2:59:13 PM
friendly-credit2	$25.00	$25.00	9/22/2010 2:59:40 PM
on_your_side	$25.00	$25.00	9/22/2010 3:01:18 PM
consummate-loyalty1	$100.00	$100.00	9/22/2010 3:13:49 PM
ingenious-deal6	$25.00	$25.00	9/22/2010 9:33:37 PM
Cybercusp	$25.00	$25.00	9/23/2010 4:38:33 AM
inspiring-reward	$40.30	$40.30	9/23/2010 5:54:14 AM
CC911	$25.00	$25.00	9/23/2010 4:45:06 AM
green-capital-hornet	$25.00	$25.00	9/23/2010 2:30:05 PM
DeltaComputerGuy	$25.00	$25.00	9/23/2010 2:31:51 PM
moneygeek	$25.00	$25.00	9/23/2010 3:27:51 PM
SBT	$25.00	$25.00	9/23/2010 3:27:54 PM
jo2y	$25.00	$25.00	9/23/2010 3:28:31 PM
logical-loyalty0	$25.00	$25.00	9/23/2010 2:54:36 PM
honorable-yield	$25.00	$25.00	9/23/2010 3:28:10 PM
IIP77	$25.00	$25.00	9/23/2010 3:27:30 PM
iolaire	$25.00	$25.00	9/23/2010 3:28:18 PM
funfamilyX4	$25.00	$25.00	9/23/2010 8:33:21 PM
Gobsek	$25.00	$25.00	9/23/2010 6:21:21 PM
order-gondola	$25.00	$25.00	9/23/2010 7:44:30 PM
courteous-kindness1	$50.00	$50.00	9/23/2010 7:55:17 PM
important-openness1	$100.00	$100.00	9/23/2010 11:12:17 PM
fairness-kayak	$25.00	$25.00	9/23/2010 10:34:32 PM
officer8	$25.00	$25.00	9/24/2010 6:14:01 AM
zone8	$50.00	$50.00	9/24/2010 6:52:20 AM
power-secret-agent	$25.00	$25.00	9/24/2010 7:23:41 AM
karpman3	$50.00	$50.00	9/24/2010 7:43:31 AM
squarebob	$25.00	$25.00	9/24/2010 7:36:13 AM
Aleut	$25.00	$25.00	9/24/2010 9:27:31 AM
invincible-wealth2	$60.00	$60.00	9/24/2010 9:42:58 AM
discrete-nickel	$120.00	$120.00	9/24/2010 10:10:53 AM
runner262	$25.00	$25.00	9/24/2010 9:46:33 AM
fund-berserker0	$25.00	$25.00	9/24/2010 9:47:00 AM
credit-missile	$25.00	$25.00	9/24/2010 10:33:02 AM
penny-plato	$25.00	$25.00	9/24/2010 10:51:43 AM
rapid-currency	$50.00	$50.00	9/24/2010 1:36:35 PM
LOLgivin_monies	$25.00	$25.00	9/24/2010 1:18:28 PM
realtormoises	$25.00	$25.00	9/24/2010 2:09:51 PM
skillful-asset5	$30.00	$30.00	9/24/2010 1:48:41 PM
wlm3012	$25.00	$25.00	9/24/2010 2:25:35 PM
Starfin-Capital-Management	$50.00	$50.00	9/24/2010 1:49:01 PM
DasMula	$25.00	$25.00	9/24/2010 2:52:36 PM
6moonbeams	$25.00	$25.00	9/17/2010 3:02:19 PM
ore-healer6	$25.00	$25.00	9/17/2010 3:04:56 PM
bid-czar8	$100.00	$100.00	9/17/2010 3:04:10 PM
gold-channel2	$50.00	$50.00	9/17/2010 3:06:32 PM
Comoparklender	$25.00	$25.00	9/20/2010 4:53:55 AM
patriot897	$25.00	$25.00	9/20/2010 7:19:30 AM
cloud8	$25.00	$25.00	9/20/2010 8:35:48 AM
Jloaner	$100.00	$100.00	9/20/2010 10:32:39 AM
EBITDA	$25.00	$25.00	9/20/2010 10:38:23 AM
jlr613	$25.00	$25.00	9/20/2010 3:21:27 PM
nilonc1	$50.00	$50.00	9/20/2010 5:06:49 PM
reward-adventure	$50.00	$50.00	9/21/2010 9:18:33 AM
pfh	$25.00	$25.00	9/21/2010 10:12:28 AM
generous-deal6	$25.00	$25.00	9/21/2010 3:10:25 PM
bill-mushroom	$25.00	$25.00	9/21/2010 3:43:30 PM
airrbob	$50.00	$50.00	9/21/2010 10:43:58 PM
head	$25.00	$25.00	9/22/2010 8:04:26 AM
enthralling-deal180	$42.97	$42.97	9/22/2010 7:58:24 AM
RMB-Investments	$50.00	$50.00	9/22/2010 10:29:28 AM
retired272	$25.00	$25.00	9/22/2010 12:11:06 PM
organic-order	$25.00	$25.00	9/22/2010 2:35:23 PM
Rdodson11	$25.00	$25.00	9/22/2010 3:05:26 PM
zipemdown	$50.00	$50.00	9/22/2010 3:05:52 PM
mtquan	$25.00	$25.00	9/22/2010 3:04:55 PM
worthy-bid8	$25.00	$25.00	9/23/2010 5:43:51 AM
Speculator	$50.00	$50.00	9/23/2010 10:58:34 AM
orange-preeminant-bill	$26.33	$26.33	9/23/2010 12:49:55 PM
favorite-commerce	$25.00	$25.00	9/23/2010 1:24:45 PM
the-determined-value	$25.00	$25.00	9/23/2010 2:54:53 PM
red-favorable-basis	$25.00	$25.00	9/23/2010 3:27:38 PM
diplomatic-wealth7	$25.00	$25.00	9/23/2010 3:33:13 PM
doncm	$36.52	$36.52	9/23/2010 5:53:09 PM
tolerant-nickel	$25.00	$25.00	9/23/2010 6:01:08 PM
investment-star	$50.00	$50.00	9/23/2010 9:58:32 PM
economy-popcorn	$25.00	$25.00	9/23/2010 9:06:27 PM
mla	$25.00	$25.00	9/23/2010 10:43:01 PM
minnesotafinancial	$25.00	$25.00	9/24/2010 6:27:59 AM
HenryS	$29.14	$29.14	9/24/2010 5:02:09 AM
majestic-currency3	$50.00	$50.00	9/24/2010 6:21:14 AM
platytanz	$25.00	$25.00	9/24/2010 7:13:27 AM
noble-revenue	$100.00	$100.00	9/24/2010 6:39:21 AM
asiaratt	$50.00	$50.00	9/24/2010 7:33:03 AM
jamiee73	$25.00	$25.00	9/24/2010 7:43:25 AM
painterflipper	$25.98	$25.98	9/24/2010 9:29:03 AM
richboy56	$25.00	$25.00	9/24/2010 8:53:41 AM
note-mad-scientist	$50.00	$33.34	9/24/2010 9:53:55 AM
168RichCapital	$28.41	$28.41	9/24/2010 10:07:24 AM
credit-missile	$25.00	$25.00	9/24/2010 10:32:28 AM
IASKGOD	$25.00	$25.00	9/24/2010 10:05:57 AM
beer-gardener	$100.00	$100.00	9/24/2010 10:11:57 AM
lucrative-coin	$50.00	$50.00	9/24/2010 12:08:46 PM
credit-elation1	$25.00	$25.00	9/24/2010 12:01:15 PM
skubwa	$25.00	$25.00	9/24/2010 12:10:03 PM
Clicktogetmoney	$30.00	$30.00	9/24/2010 1:30:01 PM
Bob450	$25.00	$25.00	9/24/2010 2:13:43 PM
dajen1	$25.00	$25.00	9/24/2010 2:09:34 PM
moola-monger9	$50.00	$50.00	9/24/2010 2:49:23 PM
123 bids
Borrower Payment Dependent Notes Series 476225
This series of Notes was issued and sold upon the funding of the borrower loan #44633, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%	Auction start date:	Sep-20-2010
				Auction end date:	Sep-27-2010

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 20.77%	Starting monthly payment:	$34.74
Final lender yield:	10.18%	Final borrower rate/APR:	11.18% / 16.66%	Final monthly payment:	$32.82

Auction yield range:	5.79% - 14.15%	Estimated loss impact:	6.11%
Lender servicing fee:	1.00%	Estimated return:	4.07%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-2001	Debt/Income ratio:	3%
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 6	Length of status:	3y 9m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	terrific-yield6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
Paying off my credit cards.

My financial situation:
I am a good candidate for this loan because I am currently a member of the Teamsters union.? I control my own schedule and because of my status as "Journeyman" with the Teamsters Union it is virtually impossible to fire me.? No matter what happens with the economy, I'm gauranteed a job.

Monthly net income: $ As a journeyman I make 20.25 an hour plus 2 weeks paid vacation every year and full health benefits.

Monthly expenses: $
??Housing: $ 700
??Insurance: $ 0 - job pays all health costs
??Car expenses: $ 0 - I use public transportation
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 150
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

beachfunder	$50.00	$50.00	9/21/2010 11:11:35 AM
rome1426	$25.00	$25.00	9/22/2010 12:53:18 PM
Montgomery-Burns	$25.00	$25.00	9/22/2010 1:38:44 PM
Cherrypicker	$45.00	$45.00	9/23/2010 11:51:29 AM
katnmouse	$25.00	$25.00	9/24/2010 10:24:37 AM
JaceSpade	$25.00	$25.00	9/25/2010 7:46:17 PM
tomdooley12520	$25.00	$25.00	9/25/2010 4:38:28 PM
statenisland51	$25.00	$25.00	9/26/2010 9:13:55 AM
AustinAmerica	$25.00	$25.00	9/26/2010 9:44:39 AM
Mindful7	$25.00	$25.00	9/26/2010 7:55:45 AM
gunderstone	$25.00	$25.00	9/26/2010 9:35:19 PM
Earn_money	$25.00	$25.00	9/27/2010 8:19:07 AM
triumphant-bonus	$25.00	$21.96	9/27/2010 8:25:48 AM
wild-orange	$25.00	$25.00	9/27/2010 8:39:34 AM
stephen_c01	$25.00	$25.00	9/20/2010 4:33:28 PM
KSPHoldings	$25.00	$25.00	9/21/2010 7:57:42 AM
interstellar	$50.00	$50.00	9/22/2010 12:47:51 AM
Socorro_Capital_Partners	$25.00	$25.00	9/23/2010 9:33:19 AM
marwadi-62	$300.00	$300.00	9/23/2010 3:52:17 PM
clean-fund	$25.00	$25.00	9/24/2010 2:03:59 PM
RandyL3	$25.00	$25.00	9/24/2010 4:33:48 PM
coin-trajectory	$28.04	$28.04	9/25/2010 12:16:27 PM
FundMaker	$25.00	$25.00	9/25/2010 12:28:48 PM
productive-finance	$30.00	$30.00	9/25/2010 10:49:00 PM
Chadwick_Bay_Investments	$25.00	$25.00	9/26/2010 7:20:28 PM
Torero06	$25.00	$25.00	9/27/2010 8:55:49 AM
26 bids
Borrower Payment Dependent Notes Series 476379
This series of Notes was issued and sold upon the funding of the borrower loan #44636, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-21-2010
				Auction end date:	Sep-28-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$201.91
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$201.91

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-2005	Debt/Income ratio:	17%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	1y 5m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Fireman
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,721	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	83%
		Homeownership:	No
Screen name:	ultimate-income3	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
credit consolidation
Purpose of loan:
This loan will be used to? pay off my debt so I can start saving for the future and to get my crdit score to rise

My financial situation:
I am a good candidate for this loan because? I have never been late on a payment and am always on time.

Monthly net income: $ 2600

Monthly expenses: $
??Housing: $? 650????
??Insurance: $ 120
??Car expenses: $ 0
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $ 200-300
??Clothing, household expenses $ 200
??Credit cards and other loans: $? 500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Comoparklender	$25.00	$25.00	9/21/2010 3:10:15 PM
dt_one	$25.00	$25.00	9/21/2010 3:26:58 PM
reward-adventure	$50.00	$50.00	9/21/2010 3:27:06 PM
contract-happiness1	$25.00	$25.00	9/21/2010 3:20:12 PM
handshake5	$25.00	$25.00	9/21/2010 3:22:03 PM
musegaze	$100.00	$100.00	9/21/2010 3:28:02 PM
bid-czar8	$100.00	$100.00	9/21/2010 3:28:29 PM
loan-kung-fu	$50.00	$50.00	9/22/2010 12:33:18 PM
penny-plato	$25.00	$25.00	9/22/2010 2:29:39 PM
papaloha	$25.00	$25.00	9/22/2010 6:24:17 PM
bill-mushroom	$25.00	$25.00	9/23/2010 10:33:12 PM
zone8	$50.00	$50.00	9/24/2010 6:52:36 AM
asiaratt	$50.00	$50.00	9/24/2010 7:33:31 AM
important-openness1	$25.00	$25.00	9/24/2010 11:07:12 AM
helping-out	$28.61	$28.61	9/24/2010 1:29:48 PM
Speculator	$50.00	$50.00	9/24/2010 3:28:08 PM
mla	$25.00	$25.00	9/24/2010 3:31:23 PM
a-bountiful-trade	$25.00	$25.00	9/24/2010 3:59:23 PM
ferocious-exchange3	$50.00	$50.00	9/24/2010 4:39:33 PM
jubilant-auction5	$25.00	$25.00	9/24/2010 7:27:18 PM
108lender	$100.00	$100.00	9/25/2010 10:54:03 AM
new-social-economist	$50.00	$50.00	9/25/2010 8:07:25 PM
power-secret-agent	$25.00	$25.00	9/26/2010 3:48:09 PM
octoberfresh	$25.00	$25.00	9/27/2010 2:09:00 PM
cashhelp	$25.00	$25.00	9/27/2010 3:21:43 PM
FASTIZIO_P	$27.00	$27.00	9/27/2010 3:43:50 PM
ralf206	$25.00	$25.00	9/27/2010 8:36:10 PM
LOAN_DOC	$50.00	$50.00	9/27/2010 9:04:14 PM
FinanceEngine	$25.00	$25.00	9/27/2010 9:08:06 PM
Starfin-Capital-Management	$100.00	$100.00	9/27/2010 9:08:24 PM
nickel-mad-scientist	$25.00	$25.00	9/28/2010 12:31:48 AM
kendigme	$25.00	$25.00	9/28/2010 2:52:56 AM
whatreality	$32.01	$32.01	9/28/2010 6:05:28 AM
Catz_aplenty	$25.00	$25.00	9/28/2010 5:35:38 AM
Amber_Stone	$25.00	$25.00	9/28/2010 6:29:39 AM
back-scratchers	$25.00	$25.00	9/28/2010 8:19:30 AM
JamesDewsbury	$25.00	$25.00	9/28/2010 5:51:49 AM
Bob450	$25.00	$25.00	9/28/2010 7:48:55 AM
aztocas	$25.00	$25.00	9/28/2010 7:41:40 AM
ethicalhumanist	$25.00	$25.00	9/28/2010 10:36:36 AM
pietro_torna_indietro	$25.00	$25.00	9/28/2010 11:37:16 AM
wlm3012	$25.00	$25.00	9/28/2010 11:43:13 AM
malomar66	$34.25	$34.25	9/28/2010 11:56:04 AM
Rip128	$50.00	$50.00	9/28/2010 11:22:00 AM
Land_on_your_feet	$25.00	$25.00	9/28/2010 2:20:45 PM
dough-hammock	$25.00	$25.00	9/28/2010 2:22:31 PM
skillful-asset5	$25.00	$25.00	9/28/2010 2:22:56 PM
grampy48	$25.00	$25.00	9/28/2010 2:25:19 PM
ultimate-peace	$62.00	$62.00	9/28/2010 2:33:59 PM
TakeCare	$40.00	$40.00	9/28/2010 2:52:52 PM
6moonbeams	$25.00	$25.00	9/21/2010 3:22:14 PM
simplelender80	$250.00	$250.00	9/21/2010 3:24:19 PM
agiovasil	$25.00	$25.00	9/21/2010 3:27:53 PM
sfmf	$25.00	$25.00	9/21/2010 3:28:21 PM
kulender	$50.00	$50.00	9/21/2010 3:25:01 PM
AlexTrep	$25.00	$25.00	9/21/2010 3:27:29 PM
gold-channel2	$37.06	$37.06	9/21/2010 4:40:13 PM
villagers	$25.00	$25.00	9/21/2010 7:23:29 PM
ore-healer6	$25.00	$25.00	9/22/2010 7:53:30 AM
consummate-loyalty1	$100.00	$100.00	9/22/2010 3:14:16 PM
ingenious-deal6	$25.00	$25.00	9/22/2010 9:34:28 PM
generous-deal6	$25.00	$25.00	9/23/2010 3:27:57 PM
nilonc1	$227.18	$227.18	9/23/2010 7:33:01 PM
fairness-kayak	$25.00	$25.00	9/23/2010 10:35:05 PM
order-bee1	$300.00	$300.00	9/23/2010 11:19:04 PM
SolarMoonshine	$25.00	$25.00	9/24/2010 3:57:38 AM
AF-Chief	$25.00	$25.00	9/24/2010 7:32:45 AM
economy-popcorn	$25.00	$25.00	9/24/2010 7:49:25 AM
rescue	$100.00	$100.00	9/24/2010 12:59:16 PM
head	$25.00	$25.00	9/24/2010 3:21:03 PM
on_your_side	$25.00	$25.00	9/24/2010 3:25:22 PM
icecoldcash	$25.00	$25.00	9/24/2010 5:19:37 PM
vine99	$40.00	$40.00	9/24/2010 7:37:11 PM
majestic-currency3	$50.00	$50.00	9/25/2010 10:57:56 AM
bountiful-durability	$100.00	$17.65	9/26/2010 9:59:48 AM
patriot384	$60.00	$60.00	9/27/2010 1:10:17 PM
kain11286	$100.00	$100.00	9/27/2010 3:25:04 PM
brightest-excellent-rate	$100.00	$100.00	9/27/2010 3:35:31 PM
california5andime	$25.00	$25.00	9/27/2010 5:00:08 PM
Kash2010lu	$25.00	$25.00	9/27/2010 6:35:14 PM
onecooldrink	$25.00	$25.00	9/27/2010 8:49:47 PM
gold-cluster	$100.00	$100.00	9/27/2010 9:43:06 PM
sweetlan	$25.00	$25.00	9/27/2010 9:57:06 PM
commanding-income774	$25.00	$25.00	9/28/2010 2:41:54 AM
carrinel	$26.11	$26.11	9/28/2010 4:34:31 AM
RyanM561	$25.00	$25.00	9/28/2010 7:25:43 AM
draggon77	$25.00	$25.00	9/28/2010 6:44:18 AM
income-rocker2	$39.80	$39.80	9/28/2010 6:57:03 AM
Leshan	$33.33	$33.33	9/28/2010 7:17:55 AM
Ronnieboy888	$25.00	$25.00	9/28/2010 8:29:56 AM
nickel-position	$25.00	$25.00	9/28/2010 10:56:13 AM
jtc26	$50.00	$50.00	9/28/2010 8:57:50 AM
neorunner	$25.00	$25.00	9/28/2010 10:50:56 AM
brightest-dignified-penny	$25.00	$25.00	9/28/2010 10:38:06 AM
nickel-position	$25.00	$25.00	9/28/2010 10:56:03 AM
DMKAssetManagement	$25.00	$25.00	9/28/2010 2:07:59 PM
moola-monger9	$50.00	$50.00	9/28/2010 2:26:15 PM
discrete-nickel	$100.00	$100.00	9/28/2010 2:26:42 PM
EretzCapital	$70.00	$70.00	9/28/2010 2:30:36 PM
icon7	$25.00	$25.00	9/28/2010 3:06:33 PM
nickel-launcher	$25.00	$25.00	9/28/2010 2:56:36 PM
101 bids
Borrower Payment Dependent Notes Series 476673
This series of Notes was issued and sold upon the funding of the borrower loan #44639, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,200.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-24-2010
				Auction end date:	Sep-30-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$188.45
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$188.45

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1993	Debt/Income ratio:	2%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	1 / 0	Length of status:	23y 0m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$100,000+
Delinquencies in last 7y:	7	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	cunning-money6	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off Medical Bill & Student Loan
Purpose of loan:
This loan will be used to? pay off medical bills and student loan. I rather pay investors than pay day loan folks.

My financial situation:
I am a good candidate for this loan because?I have the monthly income to pay back in 6 months. I rather pay investors than pay day loan companies. I withdrew previous loan request and requested a lower amount for better funding possibilities.
Monthly net income: $ 6,000

Monthly expenses: $
??Housing: $
??Insurance: $ 200.00
??Car expenses: $ 200.00
??Utilities: $ 350.00
??Phone, cable, internet: $ 450.00
??Food, entertainment: $ 800
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $ medical 8,000
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

contract-happiness1	$25.00	$25.00	9/24/2010 2:32:02 PM
AlexTrep	$25.00	$25.00	9/24/2010 2:32:36 PM
agiovasil	$25.00	$25.00	9/24/2010 2:35:48 PM
6moonbeams	$25.00	$25.00	9/24/2010 2:35:56 PM
handshake5	$50.00	$50.00	9/24/2010 2:36:11 PM
rescue	$50.00	$50.00	9/24/2010 2:38:10 PM
a-bountiful-trade	$25.00	$25.00	9/24/2010 4:00:11 PM
dollardave	$100.00	$100.00	9/24/2010 4:48:33 PM
gold-channel2	$50.00	$50.00	9/26/2010 2:34:57 PM
the-silver-blaster	$50.00	$50.00	9/27/2010 7:28:38 PM
psa1995	$25.00	$25.00	9/27/2010 8:37:57 PM
kegs	$100.00	$100.00	9/28/2010 3:33:55 PM
zone8	$50.00	$50.00	9/28/2010 3:34:35 PM
bold-careful-finance	$25.00	$25.00	9/28/2010 5:47:32 PM
ferocious-exchange3	$50.00	$50.00	9/28/2010 3:36:44 PM
bill-mushroom	$25.00	$25.00	9/28/2010 3:36:29 PM
generous-deal6	$25.00	$25.00	9/29/2010 9:59:39 AM
gallant-economy9	$400.00	$400.00	9/29/2010 8:38:17 AM
mla	$25.00	$25.00	9/29/2010 10:05:02 AM
head	$25.00	$25.00	9/29/2010 9:59:02 AM
helping-out	$30.00	$30.00	9/29/2010 9:58:12 AM
fairness-kayak	$25.00	$25.00	9/29/2010 10:00:34 AM
Jloaner	$82.29	$82.29	9/29/2010 10:01:39 AM
Speculator	$50.00	$50.00	9/29/2010 10:05:04 AM
treasure-bliss	$50.00	$50.00	9/29/2010 12:30:34 PM
life-is-great	$50.00	$50.00	9/29/2010 12:49:00 PM
pfh	$25.00	$25.00	9/29/2010 1:26:37 PM
new-social-economist	$80.00	$80.00	9/30/2010 3:37:59 AM
compassionate-payment9	$25.00	$25.00	9/30/2010 4:55:19 AM
orange-preeminant-bill	$50.00	$50.00	9/30/2010 3:37:31 AM
famous-bill	$25.00	$25.00	9/30/2010 5:17:30 AM
JoyfulVegetarian	$25.00	$25.00	9/30/2010 9:38:33 AM
openness-prospector	$30.08	$30.08	9/30/2010 9:49:39 AM
Anny-Disco	$100.00	$100.00	9/30/2010 9:58:22 AM
WHEREISTHEMOON	$25.00	$25.00	9/30/2010 10:03:44 AM
108lender	$100.00	$100.00	9/30/2010 11:17:01 AM
first-listing-expert	$25.00	$25.00	9/30/2010 11:27:08 AM
ethicalhumanist	$25.00	$25.00	9/30/2010 12:19:38 PM
MADAOO7	$50.00	$50.00	9/30/2010 1:33:54 PM
patriot384	$60.00	$60.00	9/30/2010 2:33:48 PM
order-gondola	$25.00	$25.00	9/30/2010 3:00:39 PM
on_your_side	$25.00	$25.00	9/30/2010 3:01:15 PM
abundant-credit6	$25.00	$22.19	9/30/2010 3:01:30 PM
tuneman1980	$25.00	$25.00	9/30/2010 2:59:24 PM
bronzmajom	$25.00	$25.00	9/30/2010 3:00:40 PM
SBT	$25.00	$25.00	9/30/2010 3:00:44 PM
airrbob	$28.21	$28.21	9/30/2010 3:00:59 PM
jono9999	$31.00	$31.00	9/30/2010 3:00:24 PM
KiwiElf	$30.00	$30.00	9/30/2010 3:00:31 PM
jo2y	$25.00	$25.00	9/30/2010 3:00:41 PM
friendly-credit2	$25.00	$25.00	9/30/2010 3:01:00 PM
Ducatiman1978	$25.00	$25.00	9/30/2010 3:01:25 PM
interstellar	$41.23	$41.23	9/30/2010 3:02:12 PM
kulender	$50.00	$50.00	9/24/2010 2:32:32 PM
villagers	$25.00	$25.00	9/24/2010 2:34:13 PM
bid-czar8	$25.00	$25.00	9/24/2010 2:37:24 PM
reward-adventure	$50.00	$50.00	9/24/2010 2:38:03 PM
AF-Chief	$50.00	$50.00	9/24/2010 2:37:56 PM
consummate-loyalty1	$100.00	$100.00	9/24/2010 3:32:10 PM
bountiful-durability	$100.00	$100.00	9/24/2010 7:12:14 PM
simplelender80	$25.00	$25.00	9/25/2010 4:28:47 AM
Vreet	$50.00	$50.00	9/25/2010 11:12:18 PM
Comoparklender	$40.00	$40.00	9/26/2010 1:02:01 AM
musegaze	$100.00	$100.00	9/26/2010 11:44:52 AM
ore-healer6	$25.00	$25.00	9/27/2010 10:15:46 AM
b-rent	$25.00	$25.00	9/27/2010 2:51:12 PM
asiaratt	$50.00	$50.00	9/27/2010 3:58:04 PM
ingenious-deal6	$25.00	$25.00	9/27/2010 3:59:30 PM
larrybird	$50.00	$50.00	9/28/2010 8:57:40 AM
SolarMoonshine	$50.00	$50.00	9/28/2010 6:32:14 PM
important-openness1	$100.00	$100.00	9/28/2010 3:37:33 PM
nicklds	$25.00	$25.00	9/29/2010 8:17:30 AM
jubilant-auction5	$25.00	$25.00	9/29/2010 10:04:58 AM
momoney2lend	$25.00	$25.00	9/29/2010 10:00:48 AM
money-bauble	$100.00	$100.00	9/29/2010 11:38:29 AM
ramsba	$50.00	$50.00	9/29/2010 10:04:48 AM
loan-kung-fu	$50.00	$50.00	9/29/2010 10:42:04 AM
IIP77	$25.00	$25.00	9/29/2010 11:38:21 PM
papaloha	$25.00	$25.00	9/30/2010 2:47:21 AM
Artist_Blue	$25.00	$25.00	9/30/2010 7:48:24 AM
Bob450	$25.00	$25.00	9/30/2010 8:36:55 AM
jlr613	$25.00	$25.00	9/30/2010 2:59:32 PM
jcn12321	$25.00	$25.00	9/30/2010 3:00:39 PM
leverage-hawk	$25.00	$25.00	9/30/2010 3:00:42 PM
iolaire	$25.00	$25.00	9/30/2010 3:01:03 PM
GottaWearShades	$50.00	$50.00	9/30/2010 3:01:16 PM
Educatedmike	$50.00	$50.00	9/30/2010 3:01:23 PM
CC911	$25.00	$25.00	9/30/2010 3:00:37 PM
doncm	$50.00	$50.00	9/30/2010 3:00:43 PM
honorable-yield	$25.00	$25.00	9/30/2010 3:01:04 PM
burgeoning-silver	$25.00	$25.00	9/30/2010 3:01:17 PM
worthy-bid8	$25.00	$25.00	9/30/2010 3:00:06 PM
JumpinJackFlash	$25.00	$25.00	9/30/2010 3:00:38 PM
johnayan	$50.00	$50.00	9/30/2010 3:01:02 PM
94 bids
Borrower Payment Dependent Notes Series 476785
This series of Notes was issued and sold upon the funding of the borrower loan #44662, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.6%	Auction start date:	Sep-23-2010
				Auction end date:	Sep-27-2010

Starting lender yield:	7.25%	Starting borrower rate/APR:	8.25% / 8.59%	Starting monthly payment:	$47.18
Final lender yield:	7.25%	Final borrower rate/APR:	8.25% / 8.59%	Final monthly payment:	$47.18

Auction yield range:	2.79% - 7.25%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Oct-1990	Debt/Income ratio:	7%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	0y 8m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$49,289	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	62%
		Homeownership:	No
Screen name:	truth-widget1	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Remodeling the bedroom
Purpose of loan:
This loan will be used to further my home improvement project, specifically remodeling the bedroom.?

My financial situation:
I am a good candidate for this loan because I am stable, a hard worker that will continue my employment, and one that can be counted on to make payments when due.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

dollardave	$100.00	$100.00	9/23/2010 2:30:54 PM
ray1051	$75.00	$75.00	9/23/2010 2:39:08 PM
tech310	$50.00	$50.00	9/23/2010 2:40:00 PM
alpinaut	$25.00	$25.00	9/23/2010 2:38:22 PM
DukSerduk	$25.00	$25.00	9/23/2010 2:38:42 PM
generous-deal6	$50.00	$50.00	9/23/2010 2:39:14 PM
harmonious-moola7	$50.00	$50.00	9/23/2010 2:41:02 PM
diplomatic-wealth7	$100.00	$100.00	9/23/2010 2:41:08 PM
eyal0	$25.00	$25.00	9/23/2010 2:41:13 PM
ichibon	$150.00	$71.28	9/23/2010 2:41:20 PM
blot44	$25.00	$25.00	9/23/2010 2:42:43 PM
unclejaef	$25.00	$25.00	9/23/2010 2:38:48 PM
jpollar	$25.00	$25.00	9/23/2010 3:25:24 PM
octoberfresh	$25.00	$25.00	9/24/2010 6:44:17 AM
arenangelchild	$50.00	$50.00	9/24/2010 7:58:27 PM
Cheburashka	$28.26	$28.26	9/26/2010 7:27:03 AM
gjm6d	$25.00	$25.00	9/26/2010 11:43:22 AM
tomjac2000	$25.00	$25.00	9/26/2010 7:22:32 PM
Guiren	$44.71	$44.71	9/27/2010 10:43:25 AM
Weaverville	$25.00	$25.00	9/23/2010 2:38:17 PM
saysana	$25.00	$25.00	9/23/2010 2:38:30 PM
cash-sensai2	$50.00	$50.00	9/23/2010 2:38:40 PM
investment-network	$25.00	$25.00	9/23/2010 2:38:44 PM
radforj22	$50.00	$50.00	9/23/2010 2:39:28 PM
market-socrates4	$50.00	$50.00	9/23/2010 2:40:58 PM
F_Banks	$50.00	$50.00	9/23/2010 2:41:16 PM
schpere	$25.00	$25.00	9/23/2010 2:38:12 PM
cebgop	$25.00	$25.00	9/23/2010 2:38:50 PM
gold-commander0	$50.00	$50.00	9/23/2010 2:41:03 PM
RandyL3	$25.00	$25.00	9/23/2010 2:46:59 PM
interstellar	$50.00	$50.00	9/24/2010 1:51:02 AM
wam37	$25.00	$25.00	9/24/2010 4:47:43 AM
RandyL3	$25.00	$25.00	9/24/2010 4:29:03 PM
Joshua_E	$25.00	$25.00	9/24/2010 5:52:22 PM
wwwUniversal	$25.00	$25.00	9/25/2010 1:53:13 PM
herbalution	$25.00	$25.00	9/25/2010 10:10:41 PM
wam37	$25.00	$25.00	9/26/2010 5:27:14 AM
otalon	$28.58	$28.58	9/26/2010 9:19:06 AM
dn0pes	$27.17	$27.17	9/27/2010 5:48:44 AM
39 bids
Borrower Payment Dependent Notes Series 476791
This series of Notes was issued and sold upon the funding of the borrower loan #44640, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%	Auction start date:	Sep-23-2010
				Auction end date:	Sep-26-2010

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$104.22
Final lender yield:	14.15%	Final borrower rate/APR:	15.15% / 17.32%	Final monthly payment:	$104.22

Auction yield range:	5.79% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jun-1994	Debt/Income ratio:	8%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	7y 4m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,299	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	Theazadora	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Staying out of Debt
Purpose of loan:
This loan will be used to pay off my credit card and tax bill.

My financial situation:
I am a good candidate for this loan because I?work?for?state government, has a stable job and has been with the same employer for the last 7 years. I am a Computer Engineer and has been in the IT industry for 13+ years.
I would like to get out of debt and I preferred to pay interest to peers like you rather than the big bank.

Monthly net income: $ 4185.00

Monthly expenses: $
??Housing: $ 1342.50
??Insurance:?
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

tsg2007	$25.00	$25.00	9/23/2010 2:31:21 PM
studious-bonus7	$100.00	$100.00	9/23/2010 2:43:25 PM
brightest-affluence-motivator	$100.00	$100.00	9/23/2010 2:43:54 PM
enthralling-deal180	$100.00	$35.92	9/23/2010 2:44:12 PM
DRA-Properties	$25.00	$25.00	9/23/2010 2:31:12 PM
gold-channel2	$150.00	$150.00	9/23/2010 2:43:37 PM
Weaverville	$25.00	$25.00	9/23/2010 2:40:20 PM
VAGweilo	$50.00	$50.00	9/23/2010 2:40:28 PM
simplelender80	$250.00	$250.00	9/23/2010 2:43:31 PM
authentic-liberty7	$50.00	$50.00	9/23/2010 2:44:04 PM
Mario2007	$100.00	$100.00	9/23/2010 3:23:54 PM
FinDoc	$25.00	$25.00	9/23/2010 3:24:32 PM
moola-escalator	$50.00	$50.00	9/23/2010 3:37:49 PM
JustMee	$25.00	$25.00	9/23/2010 4:47:40 PM
dollardave	$72.29	$72.29	9/23/2010 7:18:13 PM
blue-useful-auction	$25.00	$25.00	9/23/2010 4:42:49 PM
fakejamaican	$25.00	$25.00	9/23/2010 6:36:52 PM
clean-fund	$25.00	$25.00	9/24/2010 1:28:36 AM
auction-workhorse679	$25.00	$25.00	9/24/2010 5:59:09 AM
wild_carrot	$25.00	$25.00	9/24/2010 6:58:25 AM
interstellar	$50.00	$50.00	9/24/2010 1:29:51 PM
jckpar	$150.00	$150.00	9/24/2010 1:48:58 PM
RandyL3	$25.00	$25.00	9/24/2010 4:41:17 PM
Sol_Invictus	$25.00	$25.00	9/25/2010 5:32:06 AM
d_grbg	$25.00	$25.00	9/25/2010 9:10:29 AM
velocity-alert1	$100.00	$100.00	9/25/2010 7:06:49 AM
best-listing-toro	$25.00	$25.00	9/25/2010 9:42:25 AM
seineil	$25.00	$25.00	9/25/2010 3:02:00 PM
lukeskywalkerkp	$25.93	$25.93	9/25/2010 10:40:18 PM
filovirus	$25.00	$25.00	9/26/2010 6:51:59 AM
Realty24	$25.00	$25.00	9/26/2010 7:58:24 AM
shellstar	$33.38	$33.38	9/26/2010 6:39:59 AM
ray1051	$25.00	$25.00	9/23/2010 2:43:53 PM
rescue	$50.00	$50.00	9/23/2010 2:39:40 PM
radforj22	$25.00	$25.00	9/23/2010 2:43:51 PM
schpere	$75.00	$75.00	9/23/2010 2:42:37 PM
soheagle	$50.00	$50.00	9/23/2010 2:43:56 PM
handshake5	$100.00	$100.00	9/23/2010 2:44:07 PM
credit-panda1	$25.00	$25.00	9/23/2010 2:45:28 PM
favorite-commerce	$30.00	$30.00	9/23/2010 2:47:05 PM
bigmacbeef	$135.73	$135.73	9/23/2010 5:34:40 PM
LoanerPrincipal	$25.00	$25.00	9/23/2010 6:32:03 PM
beachfunder	$25.00	$25.00	9/23/2010 8:03:20 PM
penny-plato	$50.00	$50.00	9/23/2010 4:40:30 PM
bold-social-advantage	$25.00	$25.00	9/23/2010 7:19:10 PM
p2pcapitalgroup	$50.00	$50.00	9/24/2010 5:40:10 AM
new-aggresive-investment	$40.00	$40.00	9/24/2010 9:02:36 AM
Stock-Stud	$25.00	$25.00	9/24/2010 10:32:28 AM
GeorgiaGator	$25.00	$25.00	9/24/2010 1:22:04 PM
mex_invests	$25.00	$25.00	9/24/2010 1:25:23 PM
LawyerLoan	$50.00	$50.00	9/24/2010 1:41:55 PM
arenangelchild	$50.00	$50.00	9/24/2010 1:49:19 PM
contract-high-five	$25.00	$25.00	9/24/2010 8:25:07 PM
dlenz	$25.00	$25.00	9/25/2010 4:07:30 AM
SC2TX	$200.00	$200.00	9/25/2010 12:47:26 PM
wwwUniversal	$25.00	$25.00	9/25/2010 1:53:15 PM
first-dinero-igloo	$26.75	$26.75	9/25/2010 6:27:21 PM
statenisland51	$25.00	$25.00	9/26/2010 9:15:31 AM
doopers	$25.00	$25.00	9/26/2010 7:33:28 AM
59 bids
Borrower Payment Dependent Notes Series 476857
This series of Notes was issued and sold upon the funding of the borrower loan #44649, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-24-2010
				Auction end date:	Oct-01-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$224.34
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$224.34

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-1988	Debt/Income ratio:	31%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	11y 7m
Amount delinquent:	$0	Total credit lines:	57	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,272	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Bankcard utilization:	24%
		Homeownership:	No
Screen name:	nimble-vigilance7	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation/Personal Debt
Purpose of loan:
This loan will be used to? Pay off debt to IRS and small personal loan

My financial situation:
I am a good candidate for this loan because? I am trustworthy to repay the loan in full, looking to improve credit after a divorce and would like to pay off an IRS tax debt that carries high penalty charges

Monthly net income: $ 1900????

Monthly expenses: $
??Housing: $ 350 Rent
??Insurance: $ 100
??Car expenses: $ 330
??Utilities: $ 0
??Phone, cable, internet: $ 75
??Food, entertainment: $?50
??Clothing, household expenses $ 50
??Credit cards and other loans: $?375
??Other expenses: $?300 (groceries)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

contract-happiness1	$25.00	$25.00	9/24/2010 2:32:06 PM
sfmf	$25.00	$25.00	9/24/2010 2:32:24 PM
villagers	$25.00	$25.00	9/24/2010 2:32:56 PM
handshake5	$100.00	$100.00	9/24/2010 2:36:19 PM
bid-czar8	$25.00	$25.00	9/24/2010 2:37:28 PM
Comoparklender	$25.00	$25.00	9/24/2010 3:25:03 PM
a-bountiful-trade	$25.00	$25.00	9/24/2010 4:00:19 PM
consummate-loyalty1	$100.00	$100.00	9/25/2010 3:12:11 PM
simplelender80	$25.00	$25.00	9/25/2010 7:07:09 PM
SPB	$25.00	$25.00	9/26/2010 5:53:31 AM
AF-Chief	$25.00	$25.00	9/26/2010 11:44:53 AM
patriot897	$25.00	$25.00	9/27/2010 6:43:36 AM
danthemon35	$25.00	$25.00	9/27/2010 11:05:31 AM
lendstats_com	$200.00	$200.00	9/28/2010 6:14:51 AM
larrybird	$150.00	$150.00	9/28/2010 5:27:10 PM
vine99	$40.00	$40.00	9/28/2010 7:49:44 PM
ferocious-exchange3	$50.00	$50.00	9/29/2010 10:01:40 AM
kegs	$54.71	$54.71	9/29/2010 10:14:15 AM
head	$25.00	$25.00	9/29/2010 11:49:19 AM
important-openness1	$100.00	$100.00	9/29/2010 12:48:57 PM
thrifty-capital	$25.00	$25.00	9/29/2010 1:02:15 PM
power-secret-agent	$25.00	$25.00	9/30/2010 1:20:11 AM
JoyfulVegetarian	$25.00	$25.00	9/30/2010 9:38:39 AM
Bob450	$25.00	$25.00	9/30/2010 8:40:03 AM
WHEREISTHEMOON	$25.00	$25.00	9/30/2010 10:03:47 AM
treasure-bliss	$50.00	$50.00	9/30/2010 10:53:33 AM
jubilant-auction5	$25.00	$25.00	9/30/2010 10:53:50 AM
fairness-kayak	$25.00	$25.00	9/30/2010 1:13:33 PM
pfh	$25.00	$25.00	9/30/2010 3:03:18 PM
burrito6	$25.00	$25.00	9/30/2010 3:04:36 PM
generous-deal6	$25.00	$25.00	9/30/2010 3:00:33 PM
extraordinary-transaction	$25.00	$25.00	9/30/2010 3:07:20 PM
yield-aurora	$25.00	$25.00	9/30/2010 3:22:40 PM
Jloaner	$100.00	$100.00	9/30/2010 3:03:36 PM
mla	$25.00	$25.00	9/30/2010 3:03:23 PM
life-is-great	$50.00	$50.00	9/30/2010 3:04:58 PM
Speculator	$50.00	$50.00	9/30/2010 3:05:07 PM
first-listing-expert	$25.00	$25.00	9/30/2010 3:06:45 PM
trade-caper	$25.00	$25.00	9/30/2010 3:17:01 PM
credit-vinyl	$25.00	$25.00	9/30/2010 3:42:21 PM
new-truth-chuckler	$25.00	$25.00	9/30/2010 7:06:58 PM
mcgovern2024	$25.00	$25.00	9/30/2010 8:06:35 PM
teller	$25.00	$25.00	9/30/2010 5:53:48 PM
cool_kubera	$39.92	$39.92	9/30/2010 6:27:51 PM
seisen	$39.91	$39.91	10/1/2010 2:22:14 AM
geniusj	$25.00	$25.00	10/1/2010 3:27:31 AM
bhelgarath	$25.00	$25.00	10/1/2010 4:02:51 AM
economy-producer	$25.00	$25.00	10/1/2010 5:19:22 AM
lagnisiruk	$25.00	$25.00	10/1/2010 3:06:34 AM
millioncan	$25.00	$25.00	10/1/2010 6:25:54 AM
FeedTheMachine	$55.31	$55.31	10/1/2010 5:10:26 AM
wwwUniversal	$25.00	$25.00	10/1/2010 6:04:42 AM
Leshan	$33.33	$33.33	10/1/2010 8:08:26 AM
goodhearted-basis4	$25.00	$25.00	10/1/2010 9:15:54 AM
Pu239	$60.00	$60.00	10/1/2010 8:25:07 AM
pythia	$25.00	$25.00	10/1/2010 10:19:16 AM
tsg2007	$25.00	$25.00	10/1/2010 9:52:55 AM
tsg2007	$25.00	$25.00	10/1/2010 9:55:27 AM
systematic-fairness1	$25.00	$25.00	10/1/2010 10:31:16 AM
kulender	$29.06	$29.06	9/24/2010 2:33:59 PM
6moonbeams	$25.00	$25.00	9/24/2010 2:36:01 PM
AlexTrep	$25.00	$25.00	9/24/2010 2:32:44 PM
agiovasil	$25.00	$25.00	9/24/2010 2:35:46 PM
rescue	$100.00	$100.00	9/24/2010 2:38:20 PM
dollardave	$100.00	$100.00	9/24/2010 4:48:29 PM
bountiful-durability	$100.00	$100.00	9/24/2010 7:12:08 PM
nletunic	$50.00	$50.00	9/25/2010 12:00:55 AM
Interstate_Rate	$250.00	$250.00	9/25/2010 10:47:39 AM
reward-adventure	$50.00	$50.00	9/25/2010 7:07:04 PM
Vreet	$50.00	$50.00	9/25/2010 11:12:04 PM
momoney2lend	$25.00	$25.00	9/26/2010 7:27:21 PM
musegaze	$95.30	$95.30	9/27/2010 12:18:07 PM
dedicated-diversification5	$125.00	$125.00	9/27/2010 2:29:44 PM
b-rent	$25.00	$25.00	9/27/2010 2:51:17 PM
gold-channel2	$50.00	$50.00	9/27/2010 3:01:55 PM
asiaratt	$41.82	$41.82	9/28/2010 11:33:30 AM
the-silver-blaster	$50.00	$50.00	9/28/2010 3:33:59 PM
psa1995	$25.00	$25.00	9/28/2010 3:33:37 PM
ingenious-deal6	$25.00	$25.00	9/28/2010 3:36:36 PM
zone8	$50.00	$50.00	9/29/2010 10:01:11 AM
loan-kung-fu	$50.00	$50.00	9/29/2010 10:42:10 AM
gallant-economy9	$25.00	$25.00	9/29/2010 11:32:25 AM
bill-mushroom	$25.00	$25.00	9/29/2010 12:31:07 PM
bold-careful-finance	$25.00	$25.00	9/29/2010 10:13:50 AM
AceHiStr8	$50.00	$50.00	9/29/2010 10:14:20 AM
money-bauble	$100.00	$100.00	9/29/2010 11:38:38 AM
papaloha	$25.00	$25.00	9/30/2010 2:47:28 AM
Artist_Blue	$25.00	$25.00	9/30/2010 7:48:15 AM
108lender	$100.00	$100.00	9/30/2010 11:17:06 AM
patriot384	$60.00	$60.00	9/30/2010 2:40:45 PM
nicklds	$25.00	$25.00	9/30/2010 3:06:08 PM
valiant-liberty4	$25.00	$25.00	9/30/2010 3:06:16 PM
helping-out	$30.00	$30.00	9/30/2010 2:59:35 PM
MADAOO7	$50.00	$50.00	9/30/2010 3:07:22 PM
ore-healer6	$25.00	$25.00	9/30/2010 3:00:22 PM
orange-preeminant-bill	$48.38	$48.38	9/30/2010 3:02:24 PM
PatRichi	$25.00	$25.00	9/30/2010 3:04:29 PM
ramsba	$50.00	$50.00	9/30/2010 3:03:29 PM
nickel-hickory	$25.00	$25.00	9/30/2010 3:52:59 PM
famous-bill	$25.00	$25.00	9/30/2010 3:05:02 PM
Anny-Disco	$100.00	$100.00	9/30/2010 3:07:28 PM
radiant-loan5	$39.92	$39.92	9/30/2010 3:52:56 PM
jybank	$25.00	$25.00	9/30/2010 7:05:34 PM
copper	$50.00	$50.00	10/1/2010 1:33:51 AM
a-power-amigo	$25.00	$25.00	10/1/2010 12:07:22 AM
DadWarbucks	$50.00	$50.00	10/1/2010 2:36:36 AM
irrelevant	$25.00	$25.00	10/1/2010 3:30:39 AM
inspiring-reward	$100.00	$100.00	10/1/2010 5:58:40 AM
ColoradoCamping	$50.00	$50.00	10/1/2010 7:23:35 AM
new-social-economist	$40.11	$32.34	10/1/2010 7:27:47 AM
a-plentiful-loyalty	$50.00	$50.00	10/1/2010 11:25:09 AM
111 bids
Borrower Payment Dependent Notes Series 476929
This series of Notes was issued and sold upon the funding of the borrower loan #44652, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$13,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%	Auction start date:	Sep-24-2010
				Auction end date:	Oct-01-2010

Starting lender yield:	32.00%	Starting borrower rate/APR:	33.00% / 36.68%	Starting monthly payment:	$573.45
Final lender yield:	24.75%	Final borrower rate/APR:	25.75% / 29.27%	Final monthly payment:	$522.05

Auction yield range:	10.79% - 32.00%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1992	Debt/Income ratio:	27%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	19y 2m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Military Officer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,475	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	81%
		Homeownership:	Yes
Screen name:	bonus-forte	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	700-719 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	620-639 (Oct-2008)
Principal balance:	$1,979.69	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate and pay off all high interest debt to help eliminate higher percentage ratings and have only one payment that can be paid in full in under the 36 month requirement.
My financial situation:
I am a good candidate for this loan because I currently have a Prosper loan with a flawless payment history that I will pay in full if this loan is funded and I plan on paying this loan back early as well.? I am also a home owner and have had an excellent payment history also.

Monthly net income: $6528.91

Monthly expenses: $
??Housing: $ 1156.81
??Insurance: $65.00
??Car expenses: $510.00
??Utilities: $150
??Phone, cable, internet: $180
??Food, entertainment: $250
??Clothing, household expenses $250
??Credit cards and other loans: $1318.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
Military-2-Military has bid a total of $25.00 in winning bids.
"Employment and Income Verified. Meets Military Credit Index"
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ekmendenhall	$45.00	$45.00	9/24/2010 2:33:19 PM
handshake5	$100.00	$100.00	9/24/2010 2:36:23 PM
tech310	$50.00	$50.00	9/24/2010 2:36:59 PM
AlexTrep	$25.00	$25.00	9/24/2010 2:35:42 PM
kulender	$100.00	$100.00	9/24/2010 2:34:03 PM
6moonbeams	$25.00	$25.00	9/24/2010 2:36:04 PM
finance-prescription	$50.00	$50.00	9/24/2010 3:28:25 PM
happyaric	$50.00	$50.00	9/24/2010 3:28:29 PM
AF-Chief	$25.00	$25.00	9/24/2010 3:32:05 PM
a-bountiful-trade	$25.00	$25.00	9/24/2010 4:00:22 PM
Integrity1st	$72.44	$72.44	9/24/2010 5:48:12 PM
bountiful-durability	$100.00	$100.00	9/24/2010 7:12:04 PM
nletunic	$50.00	$50.00	9/25/2010 12:00:49 AM
rescue	$38.36	$38.36	9/24/2010 9:43:04 PM
penny-plato	$25.00	$25.00	9/25/2010 7:28:27 AM
Interstate_Rate	$250.00	$250.00	9/25/2010 10:47:35 AM
Kash2010lu	$50.00	$50.00	9/25/2010 9:25:20 AM
desertoasis	$25.00	$25.00	9/25/2010 12:02:06 PM
jeffe43	$50.00	$50.00	9/25/2010 3:49:45 PM
kidsskipp	$50.00	$50.00	9/25/2010 5:52:20 PM
payout-reaction740	$25.00	$25.00	9/27/2010 3:56:34 PM
atomantic	$50.00	$50.00	9/27/2010 7:01:19 PM
lendstats_com	$275.00	$275.00	9/28/2010 6:20:47 AM
drcoop	$25.00	$25.00	9/28/2010 9:38:56 AM
reflective-rupee	$1,000.00	$1,000.00	9/28/2010 1:33:33 PM
Jinja	$50.00	$50.00	9/28/2010 3:37:33 PM
alexgalt	$100.00	$100.00	9/29/2010 6:17:37 AM
cognizant-rate732	$50.00	$50.00	9/29/2010 9:59:05 AM
luann199	$33.00	$33.00	9/29/2010 11:43:30 AM
well-rounded-dinero	$250.00	$250.00	9/29/2010 1:01:16 PM
CASSHMAN	$50.00	$50.00	9/29/2010 1:41:23 PM
gothampark	$25.00	$25.00	9/29/2010 2:38:43 PM
riveting-credit5	$319.92	$319.92	9/29/2010 4:36:23 PM
beachliving29	$25.49	$25.49	9/29/2010 8:38:27 PM
GrowthAspirations	$100.00	$100.00	9/29/2010 9:51:36 PM
Jerrys1951	$40.00	$40.00	9/29/2010 8:34:39 PM
enchanted-note	$25.00	$25.00	9/30/2010 6:27:40 AM
preventivepestcontrol	$100.00	$100.00	9/30/2010 10:46:58 AM
ethicalhumanist	$50.00	$50.00	9/30/2010 12:27:21 PM
minnesotafinancial	$25.00	$25.00	9/30/2010 12:36:44 PM
bullish2bearish	$44.91	$44.91	9/30/2010 3:26:01 PM
trumpeter5	$100.00	$100.00	9/30/2010 4:32:34 PM
nickel-demon2	$100.00	$100.00	9/30/2010 4:40:32 PM
Leshan	$83.90	$83.90	9/30/2010 5:22:13 PM
icanhasloanz	$50.00	$50.00	9/30/2010 6:08:40 PM
Gandalf0001	$50.00	$50.00	9/30/2010 6:09:17 PM
robertmm25	$25.00	$25.00	9/30/2010 3:46:51 PM
robertmm25	$100.00	$100.00	9/30/2010 3:46:10 PM
Feyenoord	$25.00	$25.00	9/30/2010 7:22:20 PM
ore-bada-bing	$100.00	$100.00	9/30/2010 7:53:32 PM
MattProsper	$50.00	$50.00	9/30/2010 9:56:49 PM
rjcoutur2001	$43.42	$43.42	9/30/2010 8:27:44 PM
Bob450	$30.00	$30.00	9/30/2010 8:02:08 PM
B-rad_the_Coug	$25.00	$25.00	9/30/2010 9:12:43 PM
papaloha	$400.00	$400.00	9/30/2010 10:55:20 PM
Moe87	$26.78	$26.78	10/1/2010 4:24:11 AM
red-favorable-basis	$25.00	$25.00	10/1/2010 3:37:28 AM
E-B	$50.00	$50.00	10/1/2010 3:56:25 AM
Catz_aplenty	$25.00	$25.00	10/1/2010 6:15:02 AM
credit-missile	$25.00	$25.00	10/1/2010 7:04:12 AM
moneytolend72	$25.00	$25.00	10/1/2010 7:11:03 AM
beachliving29	$250.00	$250.00	10/1/2010 7:09:22 AM
loan-kung-fu	$604.64	$604.64	10/1/2010 7:52:18 AM
mpatrick	$25.00	$25.00	10/1/2010 7:42:40 AM
dough-hammock	$25.00	$25.00	10/1/2010 8:18:10 AM
justice-magnate	$81.17	$81.17	10/1/2010 8:27:43 AM
NickRac	$55.00	$55.00	10/1/2010 9:42:30 AM
manatee21	$70.00	$70.00	10/1/2010 8:39:46 AM
rate-hickory	$25.00	$25.00	10/1/2010 8:59:19 AM
SkyLoan	$25.00	$25.00	10/1/2010 10:19:14 AM
loan-kung-fu	$153.02	$153.02	10/1/2010 11:18:59 AM
calbertrand	$50.00	$50.00	10/1/2010 10:24:40 AM
_NaLNaBB	$100.00	$100.00	10/1/2010 12:35:59 PM
moola-monger9	$100.00	$100.00	10/1/2010 10:57:44 AM
principal-star	$25.00	$25.00	10/1/2010 11:16:11 AM
integrity-broker	$25.00	$25.00	10/1/2010 11:52:29 AM
AM2171	$30.00	$30.00	10/1/2010 12:52:03 PM
truelumen	$25.00	$25.00	10/1/2010 12:54:30 PM
SnakeV	$25.00	$25.00	10/1/2010 1:31:41 PM
relaxation688	$25.00	$25.00	10/1/2010 1:55:03 PM
lendstats_com	$25.00	$25.00	9/24/2010 2:33:55 PM
GElender	$25.00	$25.00	9/24/2010 2:38:11 PM
brother_tam	$50.00	$50.00	9/24/2010 2:36:48 PM
bid-czar8	$25.00	$25.00	9/24/2010 2:37:30 PM
Comoparklender	$25.00	$25.00	9/24/2010 3:25:01 PM
patriot897	$25.00	$25.00	9/24/2010 3:32:36 PM
dollardave	$100.00	$100.00	9/24/2010 4:48:26 PM
Vreet	$25.00	$25.00	9/24/2010 6:07:23 PM
Trakissta	$150.00	$150.00	9/24/2010 8:34:17 PM
shrewd-asset	$50.00	$50.00	9/24/2010 8:46:22 PM
danthemon35	$25.00	$25.00	9/25/2010 3:34:39 AM
Integrity1st	$116.23	$116.23	9/25/2010 5:24:05 AM
mercuriant	$25.00	$25.00	9/25/2010 10:53:38 AM
loanman2007	$50.00	$50.00	9/25/2010 12:43:20 PM
SPB	$25.00	$25.00	9/26/2010 5:48:16 AM
simplelender80	$36.00	$10.13	9/26/2010 8:57:11 AM
rmpedi33	$25.00	$25.00	9/26/2010 10:28:06 PM
mikeandcat	$75.86	$75.86	9/27/2010 4:55:27 AM
whatreality	$25.00	$25.00	9/27/2010 9:40:53 AM
usedtoborrow	$100.00	$100.00	9/27/2010 1:19:40 PM
felicity-daydream	$50.00	$50.00	9/27/2010 2:05:52 PM
enthusiastic-balance5	$100.00	$100.00	9/27/2010 3:02:21 PM
bughead	$25.00	$25.00	9/27/2010 8:38:05 PM
abnvette	$33.00	$33.00	9/28/2010 2:52:38 AM
BAEVentures	$25.00	$25.00	9/28/2010 2:07:13 PM
Kash2010lu	$25.00	$25.00	9/28/2010 6:20:53 PM
grnii78	$33.16	$33.16	9/29/2010 5:58:11 AM
Rodneywa2002	$25.00	$25.00	9/29/2010 6:17:33 AM
Starfin-Capital-Management	$85.21	$85.21	9/29/2010 7:03:37 AM
loanman2007	$50.00	$50.00	9/29/2010 7:07:56 AM
shrewd-asset	$25.00	$25.00	9/29/2010 7:36:43 AM
ORcowboy	$180.00	$180.00	9/29/2010 7:53:51 AM
enthusiastic-balance5	$200.00	$200.00	9/29/2010 9:46:42 AM
G-Love	$500.00	$500.00	9/29/2010 10:11:23 AM
wlm3012	$25.00	$25.00	9/29/2010 2:18:10 PM
Kash2010lu	$25.00	$25.00	9/29/2010 1:43:05 PM
loan-fate	$37.87	$37.87	9/29/2010 2:32:46 PM
astra-lender	$50.00	$50.00	9/29/2010 6:32:34 PM
squarebob	$100.00	$100.00	9/29/2010 9:46:23 PM
hillerod	$25.00	$25.00	9/29/2010 10:46:40 PM
houli123	$1,500.00	$1,500.00	9/30/2010 2:51:42 AM
nerlands	$25.00	$25.00	9/30/2010 2:26:55 AM
rlaboy	$25.00	$25.00	9/30/2010 5:54:45 AM
benefit-javelin	$27.00	$27.00	9/30/2010 9:44:46 AM
mikeandcat	$70.83	$70.83	9/30/2010 10:40:49 AM
good4loan	$25.00	$25.00	9/30/2010 11:40:40 AM
atlas100	$50.00	$50.00	9/30/2010 2:33:55 PM
integrity-doctor	$100.00	$100.00	9/30/2010 1:05:55 PM
JeffHoll	$80.00	$80.00	9/30/2010 2:25:33 PM
Military-2-Military	$25.00	$25.00	9/30/2010 3:19:16 PM
WinterUSMC	$25.00	$25.00	9/30/2010 6:38:32 PM
robertmm25	$46.66	$46.66	9/30/2010 3:45:44 PM
mpatrick	$25.00	$25.00	9/30/2010 5:16:20 PM
TakeCare	$100.00	$100.00	9/30/2010 5:53:10 PM
blissful-gain	$50.00	$50.00	9/30/2010 9:35:59 PM
jybank	$25.00	$25.00	9/30/2010 7:07:09 PM
benefit-flow	$25.00	$25.00	9/30/2010 9:05:55 PM
ORcowboy	$30.00	$30.00	9/30/2010 9:59:44 PM
supreme-hope	$25.00	$25.00	9/30/2010 10:34:57 PM
slick8812	$25.00	$25.00	9/30/2010 10:18:41 PM
credit-missile	$25.00	$25.00	9/30/2010 10:25:09 PM
new-social-economist	$50.00	$50.00	9/30/2010 11:44:50 PM
twjh	$25.00	$25.00	10/1/2010 3:41:44 AM
grampy48	$50.00	$50.00	10/1/2010 4:23:35 AM
friendinmoney	$25.00	$25.00	10/1/2010 8:20:36 AM
credit-missile	$25.00	$25.00	10/1/2010 7:04:35 AM
RainyDayFunds	$25.00	$25.00	10/1/2010 8:00:59 AM
debt-legend	$25.00	$25.00	10/1/2010 8:26:34 AM
economy-popcorn	$25.00	$25.00	10/1/2010 9:52:58 AM
WinterUSMC	$25.00	$25.00	10/1/2010 9:29:06 AM
pythia	$25.00	$25.00	10/1/2010 10:15:54 AM
genuine-dime	$50.00	$50.00	10/1/2010 10:27:41 AM
Bcs-cnc	$100.00	$100.00	10/1/2010 1:05:10 PM
credit-missile	$25.00	$25.00	10/1/2010 11:01:31 AM
credit-missile	$25.00	$25.00	10/1/2010 11:08:02 AM
druidpoet	$27.00	$27.00	10/1/2010 11:40:04 AM
_NaLNaBB	$300.00	$300.00	10/1/2010 12:27:05 PM
mikeandcat	$100.00	$100.00	10/1/2010 1:25:38 PM
exciting-fairness	$200.00	$200.00	10/1/2010 1:47:18 PM
159 bids
Borrower Payment Dependent Notes Series 477031
This series of Notes was issued and sold upon the funding of the borrower loan #44627, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,700.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%	Auction start date:	Sep-27-2010
				Auction end date:	Oct-01-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$76.90
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 34.63%	Final monthly payment:	$73.10

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.36%
Lender servicing fee:	1.00%	Estimated return:	-8.36%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Mar-1979	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	15y 7m
Amount delinquent:	$0	Total credit lines:	3	Occupation:	Principal
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	valuehunter50	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	30 ( 100% )	680-699 (Latest)
Principal borrowed:	$15,000.00	< 31 days late:	0 ( 0% )	700-719 (Jul-2010) 660-679 (Feb-2008)
Principal balance:	$3,216.18	31+ days late:	0 ( 0% )
Total payments billed:	30
Description
Upgrading office monitors
Purpose of loan:
This loan will be used to replace existing older CRT monitors with?wider more?energy efficient flat-screen dual monitors needed for?our new trading platform.??

My financial situation:
I am a good candidate for this loan because my credit history is good and much better than the HR rating indicated by Prosper.? My existing loan with Prosper is current with no missed or late payments in the 30 months since inception.?Final payment on existing loan is March 2011.? Although?my starting bid-rate?is high, it will be less expensive than borrowing from IRA?(excise and income taxes).??????

Monthly net income: $4-5000 is my average monthly net.? This includes income from research services, trading activity and quarterly fees for actively managed portfolios.??

Monthly expenses: $ 3,960
??Housing: $ 1,500
??Insurance: $ 460?
??Car expenses: $?250?
??Utilities: $ 100
??Phone, cable, internet: $ 150
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 700
??Other expenses: $ 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jpaulnyc	$25.00	$25.00	9/28/2010 2:39:32 AM
glroark	$50.00	$50.00	9/28/2010 12:07:02 PM
Kash2010lu	$50.00	$50.00	9/28/2010 6:14:03 PM
SolarMoonshine	$25.00	$25.00	9/29/2010 3:47:47 AM
reflective-rupee	$25.00	$25.00	9/30/2010 7:50:32 PM
fizicks06	$94.70	$14.36	10/1/2010 12:53:37 AM
rakem777	$25.00	$25.00	9/28/2010 1:05:24 PM
CA_Lender	$25.00	$25.00	9/28/2010 2:44:09 PM
CommunityArts_Non-profit	$100.00	$100.00	9/28/2010 10:00:40 PM
blitzen40	$50.00	$50.00	9/28/2010 9:02:32 PM
UCLA4life	$35.64	$35.64	9/28/2010 11:23:55 PM
penny-sergeant	$25.00	$25.00	9/29/2010 6:46:57 PM
good4loan	$25.00	$25.00	9/30/2010 11:41:23 AM
currency-bumblebee	$25.00	$25.00	9/30/2010 2:13:35 PM
Aberdeen	$400.00	$400.00	9/30/2010 4:43:18 PM
Aberdeen	$400.00	$400.00	9/30/2010 4:43:41 PM
marwadi-62	$300.00	$300.00	9/30/2010 6:50:19 PM
McDeeter	$25.00	$25.00	9/30/2010 7:34:00 PM
JerryB96	$25.00	$25.00	9/30/2010 8:43:39 PM
WinterUSMC	$25.00	$25.00	9/30/2010 11:08:30 PM
fabulous-community4	$25.00	$25.00	10/1/2010 12:06:40 AM
21 bids
Borrower Payment Dependent Notes Series 477491
This series of Notes was issued and sold upon the funding of the borrower loan #44642, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,250.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-28-2010
				Auction end date:	Oct-01-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$133.56
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$133.56

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Feb-1998	Debt/Income ratio:	28%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	11 / 6	Length of status:	4y 11m
Amount delinquent:	$804	Total credit lines:	27	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,858	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Bankcard utilization:	24%
		Homeownership:	No
Screen name:	CT-Copper3882	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Trying to get back on my feet again
Purpose of loan:
This loan will be used to help me get back on track after?going through a?divorce. I got behind and could use a little help to get moving forward again.

My financial situation:
I am a good candidate for this loan because I have a secure job with a guaranteed monthly income. The negatives on my Credit Report are a result of the divorce and the messy financial situation that followed. That is in the past now and I am doing everything I can to put those negatives behind me and start fresh. I never had any deliquencies or missed any payment before going through the divorce. I always paid my bills on time.

Monthly net income: $ 2500

Monthly expenses: $
??Housing: $ 800
??Insurance: $
??Car expenses: $ 372
??Utilities: $ 150
??Phone, cable, internet: $ 240
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 294
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

a-bountiful-trade	$25.00	$25.00	9/28/2010 2:32:47 PM
6moonbeams	$25.00	$25.00	9/28/2010 2:52:32 PM
b-rent	$25.00	$25.00	9/28/2010 2:35:00 PM
NomoredebtCA	$26.28	$26.28	9/28/2010 3:23:38 PM
Rattlehead	$25.00	$25.00	9/28/2010 3:25:30 PM
villagers	$25.00	$25.00	9/28/2010 2:52:25 PM
zone8	$86.55	$86.55	9/28/2010 3:32:04 PM
cashonhand	$25.00	$25.00	9/28/2010 3:23:13 PM
happyaric	$50.00	$50.00	9/28/2010 3:24:07 PM
patriot897	$25.00	$25.00	9/28/2010 3:27:40 PM
AF-Chief	$25.00	$25.00	9/28/2010 3:33:31 PM
kulender	$50.00	$50.00	9/28/2010 3:35:52 PM
agiovasil	$25.00	$25.00	9/28/2010 3:37:52 PM
zone6	$100.00	$100.00	9/28/2010 5:56:58 PM
tkr2	$25.00	$25.00	9/28/2010 11:40:47 PM
ingenious-deal6	$25.00	$25.00	9/28/2010 10:52:48 PM
svandgts	$25.00	$25.00	9/29/2010 7:32:06 AM
HHP	$25.00	$25.00	9/28/2010 11:28:47 PM
uncleharold	$25.00	$25.00	9/28/2010 11:40:01 PM
EBITDA	$25.00	$25.00	9/29/2010 3:07:07 AM
JGB	$39.50	$39.50	9/29/2010 9:12:15 AM
piter-to-la-investment	$25.00	$25.00	9/29/2010 9:54:34 AM
jleng	$25.00	$25.00	9/29/2010 9:55:14 AM
steamboatgal	$25.00	$25.00	9/29/2010 9:06:57 AM
inspiring-reward	$25.00	$25.00	9/29/2010 9:27:22 AM
vacaerol	$25.00	$25.00	9/29/2010 10:01:44 AM
dime-reaction	$31.34	$31.34	9/29/2010 1:23:30 PM
29Palms	$50.00	$50.00	9/29/2010 1:24:00 PM
rescue	$100.00	$100.00	9/29/2010 5:52:40 PM
AlexTrep	$25.00	$25.00	9/29/2010 7:57:02 PM
power-secret-agent	$25.00	$25.00	9/30/2010 1:17:22 AM
frogperson	$150.00	$150.00	9/30/2010 9:13:59 AM
return-owner	$25.00	$25.00	9/30/2010 3:26:30 PM
handshake5	$100.00	$100.00	9/28/2010 2:31:56 PM
bid-czar8	$25.00	$25.00	9/28/2010 2:32:24 PM
sfmf	$25.00	$25.00	9/28/2010 2:43:37 PM
danthemon35	$25.00	$25.00	9/28/2010 2:44:09 PM
NorthernFunds	$50.00	$50.00	9/28/2010 2:52:24 PM
Comoparklender	$25.00	$25.00	9/28/2010 2:52:27 PM
elegant-bonus	$25.00	$25.00	9/28/2010 3:25:29 PM
money-bauble	$50.00	$50.00	9/28/2010 3:25:41 PM
diversification-maple1	$25.00	$25.00	9/28/2010 3:21:05 PM
1nvest	$25.00	$25.00	9/28/2010 3:23:24 PM
finance-prescription	$50.00	$50.00	9/28/2010 3:23:43 PM
LoisLoan	$25.00	$25.00	9/28/2010 3:24:00 PM
dedicated-diversification5	$119.03	$119.03	9/28/2010 3:27:00 PM
payment-gusto	$25.00	$25.00	9/28/2010 5:12:01 PM
thedude393	$25.00	$25.00	9/28/2010 10:37:02 PM
Go_Ducks	$25.00	$25.00	9/29/2010 7:32:10 AM
himanshuko	$25.00	$25.00	9/28/2010 11:28:07 PM
workinghardoregon	$25.00	$25.00	9/28/2010 11:37:35 PM
shrewd-peace7	$25.00	$25.00	9/28/2010 11:39:52 PM
lloyd_s	$25.00	$25.00	9/28/2010 11:40:39 PM
astute-dollar	$25.00	$25.00	9/29/2010 5:57:03 AM
ozlem	$50.00	$50.00	9/29/2010 7:47:03 AM
seisen	$30.73	$30.73	9/29/2010 9:06:59 AM
coin-investor	$25.00	$25.00	9/29/2010 9:37:42 AM
Bank42	$50.00	$50.00	9/29/2010 9:53:55 AM
Lam0nt	$25.00	$25.00	9/29/2010 9:43:26 AM
jlr613	$50.00	$50.00	9/29/2010 9:54:39 AM
reflective-rupee	$200.00	$200.00	9/29/2010 10:09:22 AM
Cai8899	$48.40	$48.40	9/29/2010 12:43:16 PM
Wellman	$96.74	$96.74	9/29/2010 2:32:58 PM
Ocean713	$50.00	$50.00	9/29/2010 1:24:08 PM
soulful-truth	$100.00	$100.00	9/29/2010 1:24:05 PM
LoansomeRanger	$25.00	$25.00	9/29/2010 2:32:21 PM
tech310	$50.00	$50.00	9/29/2010 2:33:44 PM
bountiful-durability	$50.00	$50.00	9/30/2010 5:27:17 AM
fairness-kayak	$25.00	$25.00	9/30/2010 1:14:43 PM
consummate-loyalty1	$100.00	$100.00	9/30/2010 3:05:30 PM
simplelender80	$250.00	$121.43	9/30/2010 3:07:26 PM
lendstats_com	$100.00	$100.00	9/30/2010 7:32:55 PM
wwwUniversal	$25.00	$25.00	10/1/2010 5:18:25 AM
73 bids